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                                                                  Exhibit 4.02

                             SUBSCRIPTION AGREEMENT


ISECURETRAC CORP.
5022 South 114th Street
Omaha, NE 68137


Ladies and Gentlemen:

     The undersigned hereby applies to ISECURETRAC CORP., a Delaware corporation (the "Corporation"), to purchase ____________ shares (the "Shares") of the Corporation's common stock, par value $.001 per share (the "Common Stock"), at a purchase price of $_____ per share, or an aggregate purchase price of $__________, such purchase price and Shares to be delivered upon the execution and delivery hereof.

1.   Representations and Warranties of the Undersigned.

     The undersigned hereby represents and warrants to the Corporation as follows:

     a. The undersigned has received and this Subscription Agreement (this "Agreement"), as well as the Corporation's Prospectus dated _________, 2002 (the "Prospectus"). The undersigned's domicile is in the State of _______________, and the undersigned or its signatory is over 18 years of age.

     b. The undersigned has full power and authority to make the representations referred to in this Agreement, to execute and deliver this Agreement and to purchase the Shares.

     c. The undersigned's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the undersigned is a party or by which the undersigned is bound.

     d. The undersigned acknowledges that this Agreement may be accepted or rejected, in whole or in part, by the Corporation in its sole discretion, and that the subscription proceeds will be returned to the undersigned upon any such rejection.

     e. The undersigned is purchasing for investment and not with a view toward distribution of all or any part of the Shares.

     f. [OPTIONAL] The undersigned hereby certifies that he/she/it is an accredited investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933 (the "Act"). The specific category(s) of accredited investor applicable to the undersigned is
          (are) checked below. [CHECK ALL THAT] APPLY]

_____     (i)  an individual whose individual net worth, or joint net worth with that individual's spouse, exceeds $1,000,000 (including the value of homes, home furnishings and personal automobiles);

_____     (ii) an individual who had an individual income in excess of $200,000 in 2000 and 2001 or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in 2002. For purposes of this offering, individual income shall equal adjusted gross income, as reported in the investor's federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations, and releases of the Securities and Exchange Commission;

_____    (iii) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

_____     (iv) a private business development company as defined in Section
               202(a)(22) of the Investment Advisers Act of 1940;

_____     (v)  an organization described in Section 501(c)(3) of the Internal
               Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_____     (vi) an individual who is a director or executive officer of the
               Corporation; or

_____    (vii) an entity in which all of the equity owners are accredited investors as set forth above.

     g. The undersigned hereby agrees to indemnify and hold harmless the Corporation and each director, officer or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any of the foregoing representations and warranties of the undersigned.

2.   Survival of Agreements, Representations and Warranties, Etc.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of the Corporation in connection with the transactions contemplated by this Agreement shall survive the execution and delivery

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of this Agreement, any investigation at any time made by the undersigned or on the undersigned's behalf, and the sale and purchase of the Shares and payment therefor.

3.   Miscellaneous.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the undersigned and the Corporation. This Agreement shall be governed by and construed under the laws of the State of Nebraska (without giving effect to any conflict of laws provisions). This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.

     BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED IS NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 AND THE EXCHANGE ACT OF 1934.





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                   THE INDIVIDUAL INVESTOR SIGNATURE PAGE

                FOR ISECURETRAC CORP. SUBSCRIPTION AGREEMENT


                                                        Date:_________________, 200_____



Number of Shares Subscribed for: __________  Amount of Subscription: $__________________

___________________________________________  ___________________________________________
Name of Individual                           Social Security No.

___________________________________________  ___________________________________________
Street Address                               Date of Birth

___________________________________________  __________________  _______________________
City             State             Zip Code  Home Phone          Business  Phone

              Manner in which Shares are to be held (check one):


/ /  Individual Ownership                       / /  Community Property

/ /  Tenants-in-Common                          / /  Separate Property

/ /  Joint Tenant with Right of Survivorship    / /  Other (please specify)


                                              ________________________________
                                              Signature


Accepted this ___ day of __________, 200_.


                                             ISECURETRAC CORP.


                                             By: ____________________________

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                           THE ENTITY SIGNATURE PAGE

                FOR ISECURETRAC CORP. SUBSCRIPTION AGREEMENT


                                                Date:_________________, 200_____________



Number of Shares Subscribed for: _________  Amount of Subscription: $___________________

__________________________________________  ____________________________________________
Name of Corporation or Entity               Federal Tax Identification No.

__________________________________________  ____________________________________________
Address                                     State of Incorporation or Formation

__________________________________________  ___________________  _______________________
City             State            Zip Code  Phone                Fax

              Manner in which Shares are to be held (check one):


/ /  Partnership                       / /  Limited Liability Company

/ /  Corporation                       / /  Limited Liability Partnership

/ /  Trust                             / /  Other (please specify)_____________


                                              _________________________________
                                              Signature


                                              _________________________________
                                              Title


Accepted this ___ day of __________, 200_.


                                             ISECURETRAC CORP.


                                             By: ____________________________